UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     February 8, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 8, 2008, Cephalon, Inc. (the “Company”) and John E. Osborn, the Company’s Executive Vice President, General Counsel and Secretary, entered into a Advisory Services Agreement and Release (the “Advisory Agreement”) pursuant to which Mr. Osborn would resign from the Company, effective March 31, 2008, but agree to remain as an advisor to the Company until March 31, 2011.  Under the Advisory Agreement, Mr. Osborn shall, among other things, work with and provide such advice, including legal advice, to the Company’s external and in-house counsel as the Company may reasonably request.  Mr. Osborn also has agreed to release the Company from all claims, demands and causes of action related to his employment with the Company, to waive all of his rights and privileges under the Executive Severance Agreement, dated July 25, 2002, by and between Mr. Osborn and the Company (the “Severance Agreement”) and to terminate the Severance Agreement, effective as of March 31, 2008.  In exchange for such services, release and waiver of rights, the Company shall pay Mr. Osborn $1,900,000 on October 1, 2008 and $100,000 on each of April 1, 2009 and April 1, 2010.

The Company hereby incorporates by reference the press release dated February 8, 2008, attached hereto as Exhibit 99.1, and made a part of this Item 1.01.

Item 1.02               Termination of a Material Definitive Agreement

As noted in Item 1.01 above, in connection with the execution of the Advisory Agreement, the Company and Mr. Osborn have agreed to terminate the Severance Agreement, effective as of March 31, 2008.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description of Document

10.1*	Advisory Services Agreement and Release, dated as of February 8, 2008, by and between Cephalon, Inc. and John E. Osborn, Esq.

99.1	Press Release dated February 8, 2008

*  Compensation plans and arrangements for executives and others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: February 8, 2008	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Advisory Services Agreement and Release, dated as of February 8, 2008, by and between Cephalon, Inc. and John E. Osborn, Esq.

99.1	Press Release dated February 8, 2008